LifeVantage Announces Second Quarter Fiscal Year 2014 Results
Revenue in Americas Increases 7.2% Compared to Prior Year Period
Company Plans New Product Launch in April 2014 at its Global Convention
Expands Senior Management with Appointments of Chief Sales Officer and Chief Science Officer
Company Reiterates Fiscal 2014 Operating Margin and EPS Guidance;
Updates Fiscal 2014 Revenue Guidance Range

Salt Lake City, UT, February 6, 2014, LifeVantage Corporation (NASDAQ: LFVN), a company dedicated to helping people achieve healthy living through a combination of a compelling business opportunity and scientifically validated products, today reported financial results for the fiscal 2014 second quarter and six months ended December 31, 2013.
Fiscal 2014 Second Quarter Highlights:

•	Net revenue of $51.5 million, negatively impacted by $3.6 million of year-over-year foreign currency fluctuation;

•	Increased revenue in the Americas 7.2% compared to prior year;

•	Hired Chief Sales Officer and Chief Science Officer;

•	Began Real Salt Lake Major League Soccer marketing sponsorship;

•	Achieved operating income of $5.2 million and net income of $3.3 million; and

•	Planned product launch date for April.
Douglas C. Robinson, President and Chief Executive Officer of LifeVantage stated, "During the second quarter, we have taken significant steps to reignite growth by: (1) enhancing our management team with the additions of a new Chief Sales Officer and a new Chief Science Officer, (2) beginning our sports marketing sponsorship, (3) expanding our geographic reach and (4) continuing to strengthen our distributor culture with improved marketing programs. These initiatives contributed to our year-over-year sales increase in the Americas of 7.2% and increased sales in Hong Kong.”
Mr. Robinson continued, “These steps have us better positioned for future growth. However, the second quarter strength we experienced in certain regions was offset by foreign currency fluctuations, primarily the Yen, coupled with slower than expected improvement in Japan. We remain committed to returning this important market to strong and sustainable growth. In addition, after extensive product testing, we are preparing to launch new products in April 2014 at our Global Convention to further strengthen our markets.”

Fiscal 2014 Second Quarter Results
For the second fiscal quarter ended December 31, 2013, the Company reported net revenue of $51.5 million, compared to $53.4 million for the same period in fiscal 2013. Revenue growth of $2.3 million, or 7.2%, in the Americas and $1.9 million from Hong Kong was offset by lower sales in Japan. Revenue for the quarter was negatively impacted $3.6 million, or 6.7%, by foreign currency fluctuation.
Gross profit for the second fiscal quarter ended December 31, 2013 was $43.6 million, compared to $38.8 million for the same period last year, delivering a gross margin of 84.6%, compared to 72.5% in the prior year period. Gross profit for the second fiscal quarter of last year included the impact of approximately $5.9 million of one-time costs associated with the Company’s product recall in that period.
Operating income for the second fiscal quarter of 2014 was $5.2 million, compared to $0.5 million in the same period last year, including one-time expenses. Operating margin for the current quarter was 10.0%.
Net income for the second fiscal quarter of 2014 was $3.3 million, or $0.03 per diluted share. This compares to net income in the second fiscal quarter of 2013 of $209 thousand, or $0.00 per diluted share, including one-time expenses.
Fiscal 2014 First Six Months Results
For the six months ended December 31, 2013, the Company reported net revenue of $102.9 million, compared to $106.3 million in the prior year. Revenue in the Americas increased $4.5 million, or 7%, and Hong Kong contributed $3.6 million. Revenue for the first six months of fiscal 2014 was negatively impacted $7.5 million, or 7.0%, by currency fluctuation and continued softness of the Japan market.
Operating income for the first six months of fiscal 2014 was $10.2 million, for an operating margin of 10.0%, compared to $7.3 million, for an operating margin of 6.9%, in the prior year period, including one-time expenses.
Net income for the first six months of fiscal 2014 was $6.5 million, or $0.06 per diluted share, compared to $4.4 million, or $0.03 per diluted share in the prior year period, including one-time expenses.
Balance Sheet & Liquidity
The Company's cash and cash equivalents at December 31, 2013 were $34.5 million, compared to $26.3 million at the end of fiscal year 2013 and $28.0 million at September 30, 2013. The Company generated $6.9 million of cash flow from operations in the first six months of 2014 compared to $6.4 million in the first six months of fiscal 2013.
The Company announced that it entered into a Financing Agreement on October 18, 2013, with a fund managed by TCW Special Situations, LLC. The Financing Agreement provides for a senior secured credit facility in an aggregate principal amount of up to $67 million, of which $47 million was funded at closing. On October 31, 2013, the Company also announced that it completed a modified Dutch auction which was funded with proceeds received under the credit facility. The Company repurchased an aggregate of 16,326,530 shares of its common stock at a purchase price of $2.45 per share, for an aggregate cost of $40 million. The shares repurchased in the modified Dutch auction represented approximately 13.9% of the Company’s total shares outstanding as of September 13, 2013.

Fiscal Year 2014 Guidance
The Company is updating its annual revenue guidance. The Company expects to generate revenue in the range of $205 to $220 million in fiscal year 2014 compared to the previous range of $225 to $235 million. The Company is reiterating its previous GAAP operating margin of 9% to 10% and the Company is also reiterating its GAAP earnings per diluted share in the range of $0.09 to $0.11, based on estimated weighted average diluted shares outstanding of 111 million.
Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. Mountain time (4:30 p.m. Eastern time). Investors interested in participating in the live call can dial (888) 349-9617 from the U.S. International callers can dial (719) 325-2207. A telephone replay will be available approximately two hours after the call concludes and will be available through Saturday, February 8, 2014, by dialing (877) 870-5176 from the U.S. and entering confirmation code 6572357, or (858) 384-5517 from international locations, and entering confirmation code 6572357.
There also will be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events.cfm. The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq:LFVN), a leader in Nrf2 science and the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, TrueScience® Anti-Aging Cream and LifeVantage® Canine Health, is a science based network marketing company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging internally and externally with products that dramatically reduce oxidative stress at the cellular level. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah.
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to" and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our future revenue, operating income, operating margins, earnings per share, cash flow from operations, product launches and future investment and growth. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

About Non-GAAP Financial Measures

We define Adjusted Gross Profit as Gross Profit as determined in accordance with GAAP excluding certain costs associated with the product recall included in GAAP cost of sales. We define Adjusted Gross Margin as gross margin as determined in accordance with GAAP (gross profit as a percentage of sales, net) excluding the costs associated with the product recall. We define Adjusted Operating Income as Operating Income excluding certain costs associated with the product recall. We define Adjusted Net Income as Net Income excluding certain costs associated with the product recall and the applicable tax impacts associated with these items. Adjusted EPS is calculated based on Adjusted Net Income and the weighted average number of common and potential common shares outstanding during the period. Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies.

We are presenting Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS because management believes that excluding the product recall costs from the relevant GAAP measures, when viewed with our results under GAAP and the accompanying reconciliations provides useful information about our period-over-period growth and profitability and provides additional information that is useful for evaluating our operating performance. Each of Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS is presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these items; and (ii) we use Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS internally as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measures, including gross profit, gross margin, operating income, net income or net income per diluted share prepared in accordance with GAAP, or as a measure of profitability or liquidity.

The tables set forth below present a reconciliation of Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS, all of which are non-GAAP financial measures, to Gross Profit, Operating Income, Net Income, and Diluted EPS, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contact:
Cindy England (801) 432-9036
Director of Investor Relations
-or-
John Mills (310) 954-1105
Senior Managing Director, ICR, LLC

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share data)	As of
ASSETS	December 31, 2013	June 30, 2013
Current assets
Cash and cash equivalents	$ 34,454	$ 26,299
Accounts receivable	873	1,789
Income tax receivable	651	2,150
Inventory	9,843	10,524
Current deferred income tax asset	2,885	2,885
Prepaid expenses and deposits	4,161	2,294
Total current assets	52,867	45,941

Long-term assets
Property and equipment, net	5,279	5,692
Intangible assets, net	1,731	1,747
Deferred debt offing costs, net	1,472	-
Long-term deferred income tax asset	730	730
Other long-term assets	1,315	1,374
TOTAL ASSETS	$ 63,394	$ 55,484
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 2,805	$ 5,171
Commissions payable	7,183	7,564
Other accrued expenses	7,230	7,831
Short-term portion of debt	4,700	-

Total current liabilities	21,918	20,566

Long-term debt
Principal amount	42,300	-
Less: unamortized discount	(1,145)	-
Long-term debt, net of unamortized discount	41,155	-
Other long-term liabilities	869	973
Total liabilities	63,942	21,539

Commitments and contingencies
Stockholders' equity
Preferred stock - par value $.001, 50,000 shares authorized; no shares issued or outstanding	-	-
Common stock - par value $.001, 250,000 shares authorized; 103,898 and 117,088 issued and outstanding as of December 31, 2013 and June 30, 2013, respectively	104	121
Additional paid-in capital	113,014	110,413
Accumulated deficit	(113,087)	(76,476)
Accumulated other comprehensive loss	(579)	(113)
Total stockholders’ equity	(548)	33,945
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 63,394	$ 55,484

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	For the three months ended December 31,		For the six months ended December 31,
	2013	2012	2013	2012
(In thousands, except per share data)
Sales, net	$ 51,538	$ 53,438	$ 102,866	$ 106,297
Cost of sales	7,944	8,799	15,753	16,606
Product recall costs	-	5,879	-	5,879
Gross profit	43,594	38,760	87,113	83,812

Operating expenses:
Sales and marketing	29,785	29,593	60,027	59,133
General and administrative	7,561	7,495	14,962	15,404
Research and development	584	742	891	1,257
Depreciation and amortization	498	443	997	681
Total operating expenses	38,428	38,273	76,877	76,475
Operating income	5,166	487	10,236	7,337

Other income (expense), net:
Interest and other income (expense), net	(365)	(16)	(327)	(1)
Total other income (expense)	(365)	(16)	(327)	(1)
Net income before income taxes	4,801	471	9,909	7,336
Income tax expense	(1,519)	(262)	(3,371)	(2,963)
Net income	$ 3,282	$ 209	$ 6,538	$ 4,373
Net income per share:
Basic	$ 0.03	$ 0.00	$ 0.06	$ 0.04
Diluted	$ 0.03	$ 0.00	$ 0.06	$ 0.03
Weighted average shares outstanding:
Basic	105,770	113,449	110,218	112,158
Diluted	112,392	127,131	117,363	126,046

Other comprehensive loss, net of tax:
Foreign currency translation adjustment	(192)	68	(466)	63
Other comprehensive loss	$ (192)	$ 68	$ (466)	$ 63
Comprehensive income	$ 3,090	$ 277	$ 6,072	$ 4,436

LIFEVANTAGE CORPORATION
Sales by Region
(Unaudited)

	Three months ended December 31,				Six months ended December 31,
	2013		2012		2013		2012
(In thousands)
Americas	$ 34,418	67%	$ 32,112	60%	$ 68,916	67%	$ 64,419	61%
Asia/Pacific	17,120	33%	21,326	40%	33,950	33%	41,878	39%
Total Net Sales	$ 51,538	100%	$ 53,438	100%	$102,866	100%	$106,297	100%

	LIFEVANTAGE CORPORATION
	Active Independent Distributors (1)
	(Unaudited)

	December 31,
	2013		2012
Americas	43,000	62%	35,000	64%
Asia/Pacific	26,000	38%	20,000	36%
Total	69,000	100%	55,000	100%

	LIFEVANTAGE CORPORATION
	Active Preferred Customers(2)
	(Unaudited)

	December 31,
	2013		2012
Americas	110,000	81%	116,000	82%
Asia/Pacific	25,000	19%	25,000	18%
Total	135,000	100%	141,000	100%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Preferred Customers have purchased product in the prior three months for personal consumption only.

LIFEVANTAGE CORPORATION
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit:
(Unaudited)
For the three months ended December 31,				For the six months ended December 31,
	2013		2012	2013	2012
(In thousands)
GAAP Gross profit	$ 43,594		$ 38,760	$ 87,113	$83,812

Adjustments:
Cost of sales associated with product recall	(525)		5,879	(525)	5,879
Total adjustments	(525)		5,879	(525)	5,879
Non-GAAP Adjusted gross profit	$ 43,069		$ 44,639	$ 86,588	$89,691

Reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income:

For the three months ended December 31,				For the six months ended December 31,
2013			2012	2013	2012
(In thousands)
GAAP Operating income	$ 5,166		$ 487	$10,236	$ 7,337

Adjustments:
Costs associated with product recall:
Cost of sales	(525)		5879	(525)	5,879
General and administrative	-		71	-	71
Total adjustments	(525)		5,950	(525)	5,950
Non-GAAP Adjusted operating income	$ 4,641		$ 6,437	$ 9,711	$ 13,287

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Adjusted Earnings Per Share:

		For the three months ended December 31,		For the six months ended December 31,
		2013	2012	2013	2012
(In thousands)
GAAP Net income		$ 3,282	$ 209	$ 6,538	$ 4,373

Adjustments:
Costs associated with product recall:
Cost of sales		(525)	5,879	(525)	5,879
General and administrative		-	71	-	71
Tax impact of adjustments		179	(2,358)	179	(2,358)
Total adjustments		(347)	3,592	(347)	3,592
Non-GAAP Adjusted net income		$ 2,936	$ 3,801	$ 6,192	$ 7,965

Diluted shares		112,392	127,131	117,363	126,046

Non-GAAP Adjusted diluted net income per share		$ 0.03	$ 0.03	$ 0.05	$ 0.06